                                                                    EXHIBIT 3.1


                                                                                                           FEDERAL IDENTIFICATION

                                                                                                           NO.  04-2149581
                                                                                                               ------------------
--------------
Examiner


                                                 The Commonwealth of Massachusetts

                                                       WILLIAM FRANCIS GALVIN
                                                   Secretary of the Commonwealth
--------------                         One Ashburton Place, Boston, Massachusetts  02108-1512
Name
Approved                                         RESTATED ARTICLES OF ORGANIZATION
                                              (General Laws, Chapter 156B, Section 74)

                     We,       Ronald Sidman                                                      , *President
                         -------------------------------------------------------------------------

                     and       Evelyn Sidman                                                      , *Clerk
                         -------------------------------------------------------------------------

                     of        The First Years Inc.                                               ,
                         -------------------------------------------------------------------------
                                                   (Exact name of corporation)

                     located at                 One Kiddie Drive, Avon, MA  02322                 ,
                                ------------------------------------------------------------------
                                          (Street address of corporation Massachusetts)

                     do hereby certify that the following Restatement of the Articles of

                     Organization was duly adopted at a meeting held on    September 13,
                                                                        -------------------,

                     1995 by a vote of the directors.
C       / /            --

P       / /                                            ARTICLE I

M       / /
                                            The name of the corporation is:
R.A.    / /
                                                  The First Years Inc.
-----------

P.C.

                                   ARTICLE II

The purpose of the corporation is to engage in the following business activities:

         To manufacture, buy, sell and generally deal in, at wholesale, infants' and children's toys, novelties and accessories, including any and all articles used or capable of being used in connection with said business or any part thereof.

         To take over as a going concern the business heretofore carried on by Marshall B. Sidman under the name and style of Kiddie Products Company at 77 Bedford Street, Boston, Massachusetts, and elsewhere.

                                  ARTICLE III

State the total number of shares and par value, if any, of each class of stock which the corporation is duly authorized to issue:

                    WITHOUT PAR VALUE                                  WITH PAR VALUE
  TYPE               NUMBER OF SHARES               TYPE              NUMBER OF SHARES          PAR  VALUE
 Common:                                           Common:               15,000,000                $.10

Preferred:                                       Preferred:


                                   ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

                                      None

                                   ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

                                      None


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
                                   ARTICLE VI

**Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

         No director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director notwithstanding any provision of law imposing such liability, except (to the extent provided by applicable law) for liability (i) for breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 of the Massachusetts Business Corporation Law, or any amendatory or successor provisions thereto, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

         Meetings of the stockholders of the corporation may be held anywhere in the United States.

         The Directors may make, amend or repeal the By-Laws in whole or in part, except with respect to any provisions thereof which by law, the Articles of Organization, or the By-Laws requires action by stockholders.

                                   ARTICLE VII

The effective date of the restated Articles of Organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

                                  ARTICLE VIII

THE INFORMATION CONTAINED IN ARTICLE VIII IS NOT A PERMANENT PART OF THE ARTICLES OF ORGANIZATION.


a. The street address (post office boxes are not acceptable) of the principal office of the corporation in Massachusetts is:

         One Kiddie Drive, Avon, Massachusetts 02322


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

b. The name, residential address and post office address of each director and officer of the corporation is as follows:

                      NAME                  RESIDENTIAL ADDRESS            POST OFFICE ADDRESS
President:        Ronald Sidman             376 Wheeler Road                    same
                                            Marston Mills, MA 02648

Treasurer:        Benjamin Peltz            258 Seaward Bend                    same
                                            East Falmouth, MA 02536

Clerk:            Evelyn Sidman             Aquarius Penthouse - 2N             same
                                            2751 S. Ocean Drive
                                            Hollywood, FL 33019

Directors:        Ronald Sidman             See Above

                  Jerome Karp               51 Sycamore Drive                   same
                                            Westwood, MA  02090

                  Benjamin Peltz            See Above

                  Evelyn Sidman             See Above

                  Fred Page                 40 Laurelwood Drive                 same
                                            Wallingford, CT 06492

                  Merton Alperin            280 Boylston Street                 same
                                            Apt 515
                                            Chestnut Hill, MA 02167

c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of: December

d. The name and business address of the resident agent, if any, of the corporation is:

         CT Corporation System, 2 Oliver Street, Boston, MA  02109

**We further certify that the foregoing Restated Articles of Organization affect no amendments to the Articles of Organization of the corporation as heretofore amended, except amendments to the following articles. Briefly describe amendments below:

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SIGNED UNDER THE PENALTIES OF PERJURY, this            day of September, 1995,
                                            ----------        ---------

          /s/ Ronald Sidman                                        , *President,
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         /s/ Evelyn Sidman                                         , Clerk.
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